Exhibit B-88


                                     MINUTE No. 3

                                EXTRAORDINARY MEETING
                               OF THE BOARD OF PARTNERS

                             EI SERVICES COLOMBIA, LTDA.


          In Santafe de Bogota, D.C., at 8:00 a.m. of August 9, 1996 there was an extraordinary meeting of the Board of Partners of EI Services Colombia Ltda., in the company's offices at Calle 98 No. 22-64 Off. 810, with no previous notice of the meeting because all the shares of the capital were present and duly represented, as per the Article 182 of Commerce Code, and Article Nineth of Social by-laws.


          ATTENDENCE

          Following partners were present and duly represented:

               Partner        No. of Shares       %    Represented by

          EI INTERNATIONAL      105.083           52   Luis G. Martinez

          EI POWER, INC.         95.947           48   Luis G. Martinez

          Total of Shares       201.030          100
          represented

          Additionally, Luis Tellez, Legal Representative and Claudia Cespedes invited attended the meeting.


          PRESIDENCE AND SECRETARY

          According to the by-laws, the meeting was directed by the Legal Representative, Mr. Luis E. Tellez; and Claudia Cespedes acted as Secretary by unanimous decision of the attendants.

          The President submitted the Agenda of the meeting. The Agenda was adopted unanimously:


          AGENDA

          1.   Quorum
          2.   Election of Officers of the meeting
          3. Amendment to by-laws in reference to change of name of the society
          4.   Authorization to Legal Representative
          5.   Approval of the Minute





          The proceedings were as follows:

          1.   QUORUM

               The Secretary informed that 201.030 shares were present and duly represented, e.i., 100% of the capital of the Society; with this quorum the Board can deliberate and decide.

               As per request of the President, the Secretary set down in the Minute the following:

               a. The partners related in first point are registered in the Book of Partners.
               b. People who acted as attendants are empowered to deliberate and decide, for crediting, as by-laws and law, their representation.
               c. The power mentioned were given in a legal way, presented to the attendants and these are kept in the Society files.

          2.   ELECTION OF OFFICERS OF THE MEETING

               The President ask to pass to the next item because the elections had already been held.

          3. AMENDMENT OF BY-LAWS OF THE SOCIETY IN REFERENCE TO THE NAME OF THE SOCIETY

               The President proposed to the attendants to change the name of the company, as per the changes within the companies of Energy Initaitives at a world-wide level and the confirmation received from the Headquarters, for the name of "GPU INTERNATIONAL LATIN AMERICA LTDA."

               The Board of Partners approved unanimously the change of the name. Therefore, from now on, the Article First of Social By-laws will be:

               ARTICLE FIRST.: NAME AND NATURE. - The Society will be commerical of limited responsiblity, colombian, will act under the name of GPU INTERNATIONAL LATIN AMERICA LTDA."

          4.   AUTHORIZATIONS TO LEGAL REPRESENTATIVE

               Board of Partners authorized Mr. Luis Tellez, Legal Representative, to appear in order to solemnize by Public Deed the ammendment to by-laws related to the change of the name.

          5.   APPROVAL OF THE MINUTE

               After having gone through the Agenda, the Present of the meeting ordered a recess of thirty (30) minutes while the minute was prepared.

               After the recess, the attendants present were the same that at the begining of the meeting, the quorum was taken and





               verified that 100% of shares were represented. Then, the Minute was read and unanimously approved by those present.

          The President declared the session closed at 9:00 a.m. on August 9, 1996.



          LUIS EDUARDO TELLEZ                CLAUDIA B. CESPEDES M.
          President                          Secretary


          I, the Secretary of EI Services Colombia Ltda., certify that this copy of the Minute No. 3 is textually taken from the Book of Minutes of the Society. Certified at the 9th day of August, 1996.



                    Secretary